UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 30, 2014

GEI GLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

6060 Covered Wagons Trail
Flint, Michigan 48532

(Address of principal executive offices)

(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On December 18, 2013, De Joya Griffith LLC (“De Joya”) resigned as the independent auditor for GEI Global Energy Corp (the “Company’s”) for the fiscal year ending October 31, 2013. The company’s board subsequently approved the engagement of Manning Elliot LLP (‘ME”) as the independent auditor for the Company effective January 1, 2014.

During the past two years, and subsequent periods preceding the cessation of the relationship with De Joya, did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with De Joya on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures or any reportable events, which disagreement, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreement in connection with its report. However, the 8K/A report submitted on 12/27/2013 did highlight areas of on-going concern as a Company.

The Company has not, during the past two years, and any subsequent periods prior to engaging ME, consulted with ME regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided by ME which was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with De Joya.

The Company submitted a copy of this Form 8-K to ME, and to De Joya per the attached Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: February 7, 2014	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer